UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2022

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) entered into a Securities Purchase Agreement dated February 2, 2022, (the “Purchase Agreement”) with a single accredited institutional investor (the “Purchaser”) pursuant to which the Company shall issue to the Purchaser, in a registered direct offering, an aggregate of 1,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and 2,274,242 pre-funded warrants to purchase shares of Common Stock (the “Registered Pre-Funded Warrants”) with an exercise price of $0.001 per share, which such Registered Pre-Funded Warrants are to be issued in lieu of Shares to ensure that the Purchaser does not exceed certain beneficial ownership limitations. The Shares and Registered Pre-Funded Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-230742), which was declared effective on April 24, 2019.

In a concurrent private placement, the Company is also selling to the Purchaser pre-funded warrants to purchase an aggregate of 1,289,796 shares of Common Stock at an exercise price of $0.001 per share (the “Private Pre-Funded Warrants” and together with the Registered Pre-Funded Warrants, the “Pre-Funded Warrants) and warrants to purchase an aggregate of 4,664,038 shares of Common Stock at an exercise price of $1.14 (the “Placement Warrants”). The Placement Warrants will be immediately exercisable and will expire five years and six months following the initial exercise date. The negotiated combined purchase price for one Share and one Placement Warrant will be $1.18 and the combined purchase price for one Pre-Funded Warrant and one Placement Warrant will be $1.179. The Private Pre-Funded Warrants, the Placement Warrants and the shares of Common Stock issuable upon exercise of such warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The exercise price of the Placement Warrants and the shares of the Common Stock issuable upon the exercise of the Placement Warrants (the “Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Placement Warrants. The Placement Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Company has agreed to file a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares and the shares issuable upon exercise of the Private Pre-Funded Warrants within 30 days of the date of the Purchase Agreement and to use its commercially reasonable efforts to obtain effectiveness of the Registration Statement within 75 days following the closing of the offering (or 120 days in the event of a full review by the Securities and Exchange Commission).

Pursuant to the terms of the Purchase Agreement, Titan has agreed to certain restrictions on future stock offerings, including that until 30 days following the effective date of the Registration Statement, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, and will not file any registration statements.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of February 2, 2022, by and between the Company and the Placement Agent is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7% of the gross proceeds paid to Titan for the securities and reimbursement of certain out-of-pocket expenses.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement, the Registered Pre-Funded Warrants, the Private Pre-Funded Warrants and the Placement Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

Please see the disclosure regarding the Private Pre-Funded Warrants, the Placement Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01. Other Events

On February 2, 2022, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
4.1	Form of Registered Pre-Funded Warrant
4.2	Form of Private Pre-Funded Warrant
4.3	Form of Placement Warrant
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2022	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Kate Beebe Devarney, Ph.D.
	Name:	Kate Beebe Devarney, Ph.D.
	Title:	President and Chief Operating Officer

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